EXHIBIT 99.1

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EDITED TRANSCRIPT

SWHC — Q2 2012 SMITH & WESSON HOLDING CORP EARNINGS CONFERENCE CALL

EVENT DATE/TIME: DECEMBER 08, 2011 / 10:00PM GMT

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corp — VP, IR

James Debney Smith & Wesson Holding Corp — President, CEO

Jeffrey Buchanan Smith & Wesson Holding Corp — EVP, CFO, Treasurer

CONFERENCE CALL PARTICIPANTS

Cai von Rumohr Cowen and Company — Analyst

Chris Krueger Northland Securities — Analyst

Jim Barrett CL King & Associates — Analyst

Jordan Bret Avondale Partners — Analyst

Rommel Dionisio Wedbush Securities — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second quarter 2012 Smith & Wesson Smith Holding Corporation earnings conference call. My name is Jeff, and I will be your coordinator for today. At this time, all participants are in a listen-only mode. Later we will facilitate a question and answer session.

(Operator Instructions).

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President, Investor Relations. And you have the floor, ma’am.

Liz Sharp — Smith & Wesson Holding Corp — VP, IR

Thank you, and good afternoon. Our comments today may contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding sales, margins, expenses and earnings for future periods, our product development and strategies, and liquidity and anticipated cash needs and availability. Our forward-looking statements represent our current judgment about the future, and they are subject to various risks and uncertainties.

Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings including our Forms S-3, 8-K, 10-K and 10-Q. You can find those documents, as well as a replay of this call on our website at Smith-Wesson.com. Today’s call contains time sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today. Now I will turn the call over to our President and CEO, James Debney.

James Debney — Smith & Wesson Holding Corp — President, CEO

Good afternoon. Thank you for joining us, and thank you for your interest in our Company. With me on the call today is Jeff Buchanan, our Chief Financial Officer, who later on will provide a recap with financial performance and updated outlook. Our second quarter and the first four weeks of this current quarter has been a very busy and productive period.

Here are some of our highlights. We made the decision to divest our security solutions business, and we engaged Wedbush Securities to manage that effort. We continued our Thomson/Center Arms consolidation, and in fact, we successfully completed that move in November. We won several law enforcement contracts for our M&P platform, and we have first shipments from Belgium Federal fleet that set a record for our largest single contract to date for our M&P pistol. We reduced our line of credit to better match our needs, and lower it’s costs. We settled our patent infringement claim we had initiated related to our hunting rifle business. We had very good discussions with the Department of Justice, with regard to the FCPA investigation. We delivered year-over-year sales growth in our handgun and modern sporting rifle categories. We delivered profitability from continuing operations. And today, we are raising our guidance.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Most importantly we changed the strategic direction of the Company, from one of diversification to a disciplined focus on our core firearm business. Our activity and decisions made in the last few months clearly demonstrate this change in direction. For the past 60 days, I’ve worked with my team to create a strategic plan that calls for long-term profitable growth for our core firearm business. While we are certainly aware of the potential pitfalls in the global economy, and the political forces that can impact the firearm industry, I can tell you that I am very, very excited about our future. Namely, our ability to drive profitable growth with new and existing products, and the opportunities we have to streamline the business.

As we move into the future, we intend to launch new products strategically. We will focus on striking the optimal balance to capture every opportunity to generate sales from existing products, while developing new products that meet the needs and desires of our customers. By focusing on the basics, which are necessary for any healthy business, we will strive to deliver enhanced value to our customers, employees, and shareholders. So with that, I’ll ask Jeff to review our second quarter financial results.

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Thank you, James. As James noted, we announced in September that we are divesting our security solutions division. We have classified the operating results for that division as discontinued operations, and have adjusted prior period results to reflect this classification. On the conference call today unless otherwise specified, all numbers that we report, or questions that we answer, will be with respect to continuing operations. With that, I will discuss the second quarter.

Our sales were $92.3 million, which was 2.6% above the high end of our guidance. This is an increase of $8.7 million, or 10.5% over the prior year. The second quarter gross margin was 26.7%, lower than the 30.4% reported in the year ago quarter. The gross margin was above our guidance, however, in spite of the unexpected $2.1 million that we accrued related to the recall of our Thompson/Center venture rifle. Without that unexpected recall expense, our gross margins would have been 29%. Our gross margins were also negatively impacted by nearly $800,000 of cost related to the TC consolidation. So without the TC recall and the consolidation expenses, the gross margin would have been 29.8%. We exceeded our own guidance in gross margins for a variety of reasons, including cost of savings efforts and better overhead absorption.

Second quarter operating expense totalled $21.2 million or 22.9% of sales, which is $20.6 million or 24.7% of sales last year. We were able to lower our OpEx percentage by leveraging our backlog, and thereby reducing our sales and marketing spend. The year-over-year dollar increase was due primarily to expenses related to the TC consolidation, the one-time expense related to the CEO transition, and expenses relating to accruals for incentive compensation.

The net expense in the quarter relating to the DOJ-SEC investigation was $1.1 million, which was $1.7 million lower than the $2.8 million of net expense in the prior year. Expenses in this matter continue to decline, as we move from the internal investigative phase, towards a resolution phase. At this point, we would hope to reach a final resolution in the first half — of calendar year of 2012, although the timing is, of course, beyond our control.

Our interest expense this quarter included a $563,000 non-cash expense relating to the reduction of our credit facility. As noted during the quarter, we asked our bank to reduce our credit facility by half, from $120 million to $60 million. We did that, because we are not pursuing an acquisition strategy, and the size of the line exceeded our needs. As a result, we had to write off one-half of the unamortized issuance costs associated with the increase of the line approximately one year ago. Overall, on a go-forward basis, we expect that the credit line reduction will reduce our unused fees by approximately $300,000 annually.

GAAP net income from continuing operations in Q2 exceeded our expectations and was $948,000 or $0.01 per share, compared with $2.6 million or $0.04 per share last year. Excluding various one-time and unusual expenses, net income for Q2 would have been $0.05 per share. Those expenses include $0.02 for the TC venture recall, $0.01 for the TC relocation, and $0.01 for the DOJ-SEC costs. Non-GAAP adjusted EBITDAS from continued operations for the quarter was $10.2 million, compared with $10.8 million last year. Our definition of adjusted EBITDAS includes costs we consider to be unusual or one-time. The reconciliation to GAAP net income can be found in our press release, which has been posted to our website.

So now turning to the balance sheet, we had 84 points on 3 million (see press release) in working capital at the end of the first quarter, and no borrowings under our credit facility. Our cash balance was 49 points on 2 million (see press release), $11.5 million higher than the end of Q1. That increase in cash was as a result of $13.2 million of operating cash flow. Seasonally, our operating cash begins to increase at the end of Q2, as we are no longer building inventory for the hunting season, and our accounts receivable relating to hunting products begins to decrease.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Capital expenditures for the first half of the year were $6.7 million, and we expect to spend approximately $15 million on CapEx in the second half of the year. A large portion of the CapEx is to drive capacity increases to meet our strategic objectives. As we have noted before, we have $30 million in convertible notes, and the holders of those notes have the options to put them to us in December. We fully expect them to exercise that put, and we have adequate resources to satisfy that obligation.

Now just a quick review of our discontinued operations. For the quarter, security solutions had a net loss of $2.5 million or $0.04 per share, although business did have a slightly positive cash flow. As James noted, we have engaged Wedbush Securities as our advisor on the divestiture of that business, and we have received quite a few inquiries from interested buyers. Until that divestiture, however, we will continue to fully support the ongoing business operations. And during the second half of the year, we expect that support will require approximately $2 million to $3 million of cash. So with that, I’ll turn the back — I’ll turn the call back over to James for discussion of our operational results.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thank you, Jeff. In terms of units, our sales growth for our fiscal second quarter was very strong, at about 27%. That compares favorably to unit growth of adjusted NICS, or FBI background checks, of just 12.6% for the same period. When we combine this result with market information, we receive each month from an independent source, we believe that we’ve maintained our position as the leader, in both the handgun and modern sporting rifle categories. Sales were strong into the domestic consumer channel at $81.2 million, more than 15% higher than last year. That strength allowed us to capture just over 40% unit growth in polymer pistol sales compared with last year. Within the polymer pistol category, we include our flagship M&Ps, our Bodyguard 380s and our Sigma pistols.

Moving to the modern sporting rifle category, unit growth there was exceptional, at over 64%. Consumers clearly demonstrated their preference in the second quarter, for both our polymer pistols and our modern sporting rifles. Hunting firearm unit sales declined significantly in the quarter, due mostly to an unforeseen mix shift from black powder to bolt action rifles, at a time when our TCA consolidation prevented us from responding as quickly as we would have liked. Now that we have successfully concluded the TCA move, we plan to enter next year’s hunting season with operations fully able to respond to changes in market conditions. We have begun to observe the favorable impact on gross margins that we were expecting from the move.

Now turning to the professional channels. As I have mentioned before, we believe our law enforcement and federal government business enhances our ability to grow market share in the consumer channel. This is driven by the consumer’s desire to purchase what the professionals are using. At the same time, our law enforcement business provides us with revenue, and a more than acceptable financial return. Our M&P platform continues to win business in this part of the market, often as a result of our strong performance during rigorous testing, where we are up against a long list of competitors.

We also continue to participate in the M-9 replacement process with the US military. If we are successful in that endeavor, we would not expect any meaningful purchases until calendar 2014. Total sales into the professional community, which include international sales that also have an element of consumer sales, were $10.6 million, a decline of 17.5% compared with last year. The decline is due largely to the timing of professional orders, which can be sizeable and without pattern. Our recent contract from the Belgium federal police is one example of this. It calls for 20,000 of our M&P pistols over a 10 year term, and we have received orders under that contract for 9,000, 4,000 of which have already been shipped. We have other large volume professional user opportunities, in both the domestic and international arenas, including a potential order from the UK Ministry of Defense that I mentioned last quarter. With regard to international, we remain focused on large and profitable opportunities only.

Now moving to a discussion of products, much of our year-over-year growth is due to increased sales of our polymer pistols, as well as our newer products, particularly our Bodyguard pistol, M&P15 sport rifle, and our Governor revolver. They, along, with our polymer pistols, represent a significant portion of our backlog. Backlog held steady sequentially, and was 150 — $150 million at the end of Q2, about $117 million higher than last year. We plan to continue taking the necessary steps in operations that I outlined in prior calls, to address the demand that exceeds our current capacity in many product categories.

In summary, the team stepped up and did an outstanding job in the second quarter to capture the opportunities we had for increased sales. We made important progress on our TCA consolidation, which allowed us to conclude it last month. Despite these accomplishments, we still have a lot of work to do. Gross margins need to improve. Our inventory levels and operating expenses need to reduce. And we need to continually implement streamlined and flexible manufacturing solutions to be well-placed to respond to changing market conditions. Our lean initiatives, which we are only just launching, combined with organization-wide focus will help us deliver those results over time. And now, I’ll ask Jeff to provide our financial outlook for continuing operations.

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Thank you. For the third quarter, we expect sales of between $92 million and $96 million, with a gross profit margin of approximately 30%. This should be the last quarter to be impacted by the TC consolidation. In Q3, we expect operating expenses to be about $22 million, and we estimate the tax rate at approximately 40%. For the full-year, we are increasing our sales guidance to between $385 million and $395 million, which would represent growth of between 13% and 15%. We expect the gross profit margin for the year to be close to 30%, operating expenses to be about 22%, and our tax rate to be approximately 40%. Based on this outlook for the third quarter and for the full-year, you can see we expect continued and significant improvements in the gross margin and operating expense percentages in the fourth quarter. And, lastly, we expect our share count for the third quarter and for the full fiscal year, to be about 65 million shares. James?

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

James Debney — Smith & Wesson Holding Corp — President, CEO

Thanks, Jeff. Overall, I’m pleased to say the second quarter activities clearly demonstrate our focus on our core firearms business, which continues to grow. Equally important, we exhibit progress on our path to improving profitability. We believe we have solid plans for the future that will allow us to deal with multiple scenarios, both favorable and unfavorable to our business. We have met, we have activated many strategic initiatives, that show a clear path to enhanced shareholder value. As we look ahead to fiscal 2013, we expect another year of sales growth and improved profitability. That concludes our prepared remarks. So let’s open up the call to questions. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions).

Our first question comes from the line of Cai von Rumohr with Cowen and Company. Please proceed.

Cai von Rumohr — Cowen and Company — Analyst

Yes, very impressive results, congratulations.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thanks, Cai.

Cai von Rumohr — Cowen and Company — Analyst

Could you just refresh my memory, how much the CEO transition was in operating expenses? And was that all in G&A or where was that — where was that lodged?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

That was all in G&A, and it was just under $1 million.

Cai von Rumohr — Cowen and Company — Analyst

Okay. Okay. And then, you said you expect $22 million in operating expenses for the third quarter, and then 22% for the year. In kind of doing that math, it looks like the fourth quarter Op expenses would be down from the third. And given, that the fourth quarter is usually your best time, how come — is that correct? Or am I doing something wrong in the math here?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

I think the math is — is that the operating expenses would be roughly the same. So, I mean —

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr — Cowen and Company — Analyst

But normally, they’re up, because you tend to have high sales — historically, has had higher sales in marketing. So why would they not be higher, which historically they’ve been?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Well — we will have a lot less expenses, as a result of the large backlog. In other words, you don’t need to do as much sales and marketing expense, when your backlog is $150 million.

Cai von Rumohr — Cowen and Company — Analyst

Okay. Okay. And could you comment a little bit — I mean, in the past, backlog has been a little bit, let’s say flighty, in the sense that it is there, and it’s not there at other times? Maybe give us some color on how solid you feel that backlog is at this point?

James Debney — Smith & Wesson Holding Corp — President, CEO

I think it really speaks for itself, over the last two quarters, where it’s really held steady. It really isn’t changing, in term of mix that much. As I’ve said on prior calls, and as I’ve said on this call, it’s got a very similar mix of products, particularly new products, still the Bodyguard 380, high demand, M&P15 sport, 1911s, and so on. And but importantly to us, existing products are strong in the backlog as well, such as the M&P polymer pistols.

Cai von Rumohr — Cowen and Company — Analyst

Okay. And then, I guess your guidance of gross margins near 30%, and what 30 — 30% in the — you say I think — I thought you said that. In the third quarter, that would imply you would get to about 35%. And usually, the third has been a particularly weak quarter, in terms of gross margins, with at least 500 basis points higher in the fourth. Is there any reason why the third is as strong as it is, relative to seasonality? And is there any opportunity in that 30% guidance on the gross margin?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Yes, okay. So what I said was, that the gross margin in Q3 was 30%, and the gross margin full to full — like you — approached 30%. I mean, basically, Cai, if you look at the last 3 quarters, we are roughly running now at the same rate. In Q3, we will no longer — our costs for TC will be down. We won’t have the debenture recall. As I pointed out in this quarter, without what we consider, quote, one-time expenses, we were near 30%. We — so we basically expect to continue that — at that rate. We have the same amount of shut — roughly the same amount of shutdowns in Q1 as Q2. And, of course, our capacity, we’re starting to bring on capacity. So toward the end of the quarter, we are going to be kind of accelerating towards the end of the quarter. And that, of course, always helps absorption and items like that. So.

Cai von Rumohr — Cowen and Company — Analyst

But historically, I mean to your point, you did 29.8 in the second quarter, if you take out all the one-timers. And historically, my recollection is, January quarter, because you have vacation shutdowns, historically, that has been a weaker margin quarter. And yet it looks now like it’s going to be just as good as the second quarter. And then, obviously, from that weaker quarter, you usually have a huge step-up in April. So —

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Right. Well, so a couple of things, one is — if you look at our last year, we had our price protection strategy implemented. So that caused a large reduction in gross margin. If you look at the year — quarter before that, it was down, because that was the lowest revenue on core than any of the quarters. So, when you look at the last like two years, there is reason each year, why it’s down. And actually last year, it was only $79 million in the quarter. So it was also down. We have a high backlog. Our sales are — basically, you can see the last few quarters are at this level. And then, once the capacity starts to come on towards the end of the third quarter and fourth quarter, we’re going to move basically to a higher level. And of course, in the fourth quarter, we don’t have any shutdowns, so we can also, in essence, have more revenue capacity in that quarter. So —

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr — Cowen and Company — Analyst

Well, maybe taking it, from what you’re saying. I mean, if I go back in time, you usually like have about 5 — at least 500 to 700 or more of basis points of improvement in the gross margin in the fourth quarter, from the third. Because of what you’re saying, I mean if you’re really accelerating into the fourth, wouldn’t — is there an opportunity that the fourth could be over 35%? Or is there something different, that we’re missing here?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

No, I mean, if you do the math, okay — you’re not — you’re not — it’s below 35%, if you do the math. And I think that, Cai, again, we’re bringing new capacity on. We have, as James said, was relatively the same mix. The mix is better this year, than it has been the last couple of years, with regards to what we’re selling, with regards to gross margin. So I just think that in Q4 is going to be more of a continuation. You are going to have the benefit of not having Christmas and Thanksgiving shutdowns. And you’re also going to have the benefit of higher volumes. So we do think it’s better. But I think we’re sticking by our guidance right now, of a number — that if you calculate it, it would be like — quite a bit below 35%.

Cai von Rumohr — Cowen and Company — Analyst

Okay. Thank you very much.

James Debney — Smith & Wesson Holding Corp — President, CEO

Yes. Thank you, Cai.

Operator

Our next question comes from the line of Chris Krueger with Northland Capital Market. Please proceed.

Chris Krueger — Northland Securities — Analyst

Hi, good afternoon. Nice quarter.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thank you.

Chris Krueger — Northland Securities — Analyst

Can you talk a little bit more about our international efforts? It seems as far as I can tell, this Belgium contract has been a nice large one. I think it is the first one you announced, since the whole investigation began. Can you just go over that a little bit? Was there a kind of a lull, where you didn’t go after these opportunities, and is there an increasing pipeline of opportunities?

James Debney — Smith & Wesson Holding Corp — President, CEO

Yes, I mean we had some notable ones, I mean as well, as in addition to Belgium we also had Victoria police in Australia. That was a large 11,500 M&P pistol contract. But on Belgium, yes, we’re exceptionally pleased. But this has been a process that has been going on a number of years. I think, from recollection, about 3 years in total. So it is something that never stopped. These international contracts that are large, are the best ones for us to target, in terms of being able to supply the appropriate level of service, and most importantly, profitability. That’s why you’ll see us now, just tend of focus on (inaudible) contracts, probably up to that size, and even beyond when you think about the UK MOD contract. That has a size of about 20,000, up to 70,000 units for M&P pistols.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Chris Krueger — Northland Securities — Analyst

Okay. If you look at the current holiday season, I know we saw the FBI NICS data was pretty strong for November, and had a strong Black Friday. Do you have any insight into, as to what your thoughts are there, as far as retail sell-through, and maybe reorders, and things like that?

James Debney — Smith & Wesson Holding Corp — President, CEO

Absolutely. What we’re hearing from dealers is very encouraging. Some dealers are saying, that they already achieved the equivalent sales number to last year in total. So they’re getting ahead of themselves, which is great. They’re just generally, saying foot traffic is up, overall. Large amount of interest still in concealed carry products, which is great. It’s very a very good time to be a handgun company.

Chris Krueger — Northland Securities — Analyst

Last, can you please repeat what the legal expenses were for the investigation in the quarter? I missed that.

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Yes. Just one second. It was $1.2 million.

Chris Krueger — Northland Securities — Analyst

And was it about a year ago?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

$2.8 million.

Chris Krueger — Northland Securities — Analyst

Okay. Thank you. That’s all I got.

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Thanks.

Operator

Our next question comes from the line of Jim Barrett with CL King & Associates. Please proceed.

Jim Barrett — CL King & Associates — Analyst

Hi, everyone.

James Debney — Smith & Wesson Holding Corp — President, CEO

Hi, Jim.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Jim Barrett — CL King & Associates — Analyst

Jeff, can you talk about the convertible note? If it is put to the Company in December, would you seek to refinance it, or retire it with your cash?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

We would seek to retire it.

Jim Barrett — CL King & Associates — Analyst

Okay.

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

I mean, basically our strategy was, we’ve already have got it implemented well. We decided that we were going to go ahead and refinance $50 million of the $80 million, and pay off the remaining balance with our current balance sheet.

Jim Barrett — CL King & Associates — Analyst

Okay. Understood. And, James, the — you’ll be attending the SHOT Show next month.

James Debney — Smith & Wesson Holding Corp — President, CEO

Yes, of course.

Jim Barrett — CL King & Associates — Analyst

How should we think about the new product pipeline, in terms of products being introduced there?

James Debney — Smith & Wesson Holding Corp — President, CEO

We’re very excited about our new product pipeline, Jim, but we really can’t comment on it. It’s really, I refer back to my comments earlier on, it’s we’re launching projects strategically. We’re trying to strike that optimal balance between leveraging our existing product portfolio, which is very, very strong. And really relating that as to, when is the best time to launch a new product.

Jim Barrett — CL King & Associates — Analyst

Okay. Understood. And is part of this strategic review, have you — can you articulate, or provide what the longer-term goals are for operating income margin?

James Debney — Smith & Wesson Holding Corp — President, CEO

I’ll let Jeff comment in a moment, but just to give a flavor, yes, we’re going — we have been through a heavy strategic planning process. We actually have our Board meeting next week, so it is difficult for us to comment in any detail. But as I’ve said, we’re very excited about it. We got a focus on firearms, which as you know, which is a great direction for this Company to have. Jeff, anything you want to add to that?

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

I think we’ve said numerous times, that it’s our long — that our long-term — our goal for our operating model long-term is gross margins in the mid 30s, and operating expense percentages between 18% and 20%.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Jim Barrett — CL King & Associates — Analyst

That would be operating expenses. And, last, will there be a Analysts meeting at the SHOT Show this year?

Liz Sharp — Smith & Wesson Holding Corp — VP, IR

Not an organized event, Jim, but if you’re going to be there, let me know, and I will facilitate a meeting.

Jim Barrett — CL King & Associates — Analyst

Okay. Thanks, everyone.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thanks, Jim.

Operator

Our next question comes from the line of Bret Jordan with Avondale Partners. Please proceed.

Jordan Bret — Avondale Partners — Analyst

Good afternoon. Couple of quick questions here. I believe you talked about modern sporting rifles being up, north of 60%. Is that because you’re seeing a real category resurgence? Or because the M&P sport is so attractively priced, I guess, that you can comp year growth, relative to the industry?

James Debney — Smith & Wesson Holding Corp — President, CEO

I mean, we — I guess, we have long talked about the great reception of the M&P15 sport, it’s exceptional value to the consumer, when you think about the features and benefits, versus it’s retail price point. So that has made it, really a firearm of choice, in the eyes of consumer, certainly for the first two quarters this year.

Jordan Bret — Avondale Partners — Analyst

How should we think about MSR dollar growth relative to unit growth, I guess then?

James Debney — Smith & Wesson Holding Corp — President, CEO

We really wouldn’t comment on that.

Jordan Bret — Avondale Partners — Analyst

Okay. All right. I guess the question, you did say you completed the consolidation of Thompson Center into Springfield, and that wrapped up in March. Do you have a feeling for what the impact on the third quarter margin is going to be? You said at the last quarter, you are going to see Thompson Center consolidation, but can you give us some size impact?

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

James Debney — Smith & Wesson Holding Corp — President, CEO

Yes, sorry, just to be clear, yes, we wrapped it up in November, not March.

Jordan Bret — Avondale Partners — Analyst

Okay. But you said — sorry, yes.

James Debney — Smith & Wesson Holding Corp — President, CEO

Yes.

Jeffrey Buchanan — Smith & Wesson Holding Corp — EVP, CFO, Treasurer

Right. And the impact in Q3, we expect to be approximately 300 — between $300,00 and $400,000.

Jordan Bret — Avondale Partners — Analyst

Okay. Great. And I guess if you look at your backlog and your capacity constraint, is there any thought about easing back some of the prices, back up? I mean you took a price reduction, I don’t know, about 12 months ago or so. But now that you have fairly significant back orders and a lot of product demand, is there any thought of bringing gross margin up with price at all?

James Debney — Smith & Wesson Holding Corp — President, CEO

Well, not really, it’s just one consideration, the size of the backlog, and the ordering patterns that we’re seeing coming through from customers. What is more important to us is, that we think about pricing strategically, in term of what’s the competition doing, how is the consumer behaving at the shelf, in terms of their sensitivity to pricing, given the economic conditions and so on. So it’s really — there is a lot more to it than that. We consider it all of the time. And really, we can’t comment on it, because it is absolutely critical that we don’t share any of that with the competition.

Jordan Bret — Avondale Partners — Analyst

All right. And I guess one last question, your professional category — it almost sounded like you were saying you are focusing on contracts that were large enough unit sizes to make them acceptable profit levels. How should we think about the delta between your professional revenues versus the core consumer firearms business now, if you are focusing on higher profit? Are you — is there — is it 60% or 80% as profitable as the core, now with the new sort of larger contract focus? Or what we would you see the profit improvement in professional being, relative to the old strategy?

James Debney — Smith & Wesson Holding Corp — President, CEO

We really can’t comment on the relative profitability of that. That would be, just giving too much away.

Jordan Bret — Avondale Partners — Analyst

Okay. All right. Thank you, then.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thank you.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Operator

(Operator Instructions).

Our next question comes from the line of Rommel Dionisio with Wedbush Securities. Please proceed.

Rommel Dionisio — Wedbush Securities — Analyst

Yes, good afternoon. I certainly appreciate the commentary on the M&P line, and some of the other products. And I wonder if you can provide a little more granularity as well, on the just sort of core, small frame concealed carrier revolver type business. Granted, these are large price points, but if you could just provide some granularity — and how those segments did?

James Debney — Smith & Wesson Holding Corp — President, CEO

We really — I can talk overall, in terms of the trends for the industry when it comes to conceal carry. But as we’ve spoken at length on prior calls, it’s pretty much the same story as we’re seeing, that there is a strong trend with the consumer to purchase firearms, where they can protect themselves, either on their person or in their home.

Rommel Dionisio — Wedbush Securities — Analyst

Okay. Just a quick follow-up question. Could you also — just talk about the Governor and how — granted that is a very unique concept, and how that is being received by consumers in the marketplace?

James Debney — Smith & Wesson Holding Corp — President, CEO

As we said before, on some prior calls, it’s very, very well received. It has some great features and benefits, when you compare it directly with the competition. It’s — we think that — very much — that it’s going to do well over — well, it is doing well, compared to where we thought it was going to be. Certainly in the first two quarters, the orders have been good. And as we’ve always highlighted, it makes up a significant part of our backlog.

Rommel Dionisio — Wedbush Securities — Analyst

Okay. Great. Thanks very much, and congratulations on the quarter.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thank you.

Operator

All right. Ladies and gentlemen, that will conclude the question and answer portion for our event. I would now like to turn the presentation back over to Mr. James Debney for closing remarks.

James Debney — Smith & Wesson Holding Corp — President, CEO

Thank you, operator. Thanks, everyone for joining us today. Look forward to seeing those of you who are coming out to the SHOT show in Las Vegas in January. We’ll also be attending the Cowen conference in New York City on February the 8th, and hope to catch up with many of you there. In the meantime, have a safe and happy holiday. We look forward to speaking with you next quarter.

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DECEMBER 08, 2011 / 10:00PM GMT, SWHC - Q2 2012 Smith & Wesson Holding Corp Earnings Conference Call

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect, and have a wonderful day.

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